NOTE PURCHASE AGREEMENT


                                   DATED AS OF


                                SEPTEMBER 8, 1998

                                     BETWEEN

                          GOLDEN PRESS HOLDING, L.L.C.,

                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                                       AND

                          GOLDEN BOOKS HOME VIDEO, INC.

                                       AND

              GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., AS GUARANTOR

                                TABLE OF CONTENTS

                                                                           Page

                          ARTICLE I. SALE AND PURCHASE

Section 1.1.  Agreement to Sell and to Purchase...............................1
Section 1.2.  First Closing...................................................2
Section 1.3.  Subsequent Closings.............................................2
Section 1.4.  Delivery. ......................................................2

          ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 2.1.  Organization and Qualification..................................3
Section 2.2.  Authority Relative to this Agreement............................3
Section 2.3.  Investment Intent...............................................4
Section 2.4.  Series B Preferred Stock........................................4

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                          PUBLISHING AND THE GUARANTOR

Section 3.1.  Organization and Qualification..................................4
Section 3.2.  Authority Relative to this Agreement; Board Action..............4
Section 3.3.  Absence of Certain Changes or Events............................5
Section 3.4.  Reports and Financial Statements; Undisclosed Liabilities.......6
Section 3.5.  Litigation .....................................................6
Section 3.6.  Compliance with Applicable Laws.................................7
Section 3.7.  Certain Agreements..............................................7
Section 3.8.  Fairness Opinion................................................8
Section 3.9.  Financial Advisor; Expenses.....................................8
Section 3.10.  Event of Default...............................................8
Section 3.11.  Accuracy of Information........................................9

                     ARTICLE IV. AFFIRMATIVE COVENANTS

Section 4.1.  Financial Statements and Other Reports..........................9
Section 4.2.  Corporate Existence, Etc.......................................14
Section 4.3.  Payment of Taxes and Claims; Tax Consolidation.................14
Section 4.4.  Maintenance of Properties; Insurance...........................15
Section 4.5.  Inspection. ...................................................15
Section 4.6.  Compliance with Laws, Etc......................................15
Section 4.7.  Maintenance of Accurate Records, Etc...........................16
Section 4.8.  Use of Proceeds................................................16
Section 4.9.  Certain Transactions...........................................16
Section 4.10.  Additional Agreements.........................................16

                       ARTICLE V. NEGATIVE COVENANTS

Section 5.1.  Indebtedness...................................................17
Section 5.2.  Liens .........................................................18
Section 5.3.  Restricted Payments............................................18
Section 5.4.  Investments; Joint Ventures....................................19
Section 5.5.  Contingent Obligations.........................................19
Section 5.6.  Transfers of Assets............................................20

Section 5.7.  Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries.......................................20
Section 5.8.  Transactions with Shareholders and Affiliates..................21
Section 5.9.  Amendments or Waivers of Certain Documents.....................21
Section 5.10. Amendments to Charter Documents................................22
Section 5.11. Employment Agreements..........................................22
Section 5.12. Capital Expenditures and Acquisitions..........................22
Section 5.13. Compliance with Senior Notes Indenture.........................23

                     ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1.  Conditions to the Obligations of the Company,
                Publishing and the Guarantor.................................23
Section 6.2.  Conditions to Obligations of the Buyer to Effect the
                Sale and Purchase............................................24

                      ARTICLE VII. EVENTS OF DEFAULT

Section 7.1.  Events of Default..............................................25
Section 7.2.  Remedies. .....................................................28
Section 7.3.  Other Remedies.................................................29

                          ARTICLE VIII. GUARANTEE

Section 8.1.  Unconditional Guarantee........................................29
Section 8.2.  Severability...................................................30
Section 8.3.  Waiver of Subrogation..........................................30
Section 8.4.  Evidence of Guarantee..........................................31
Section 8.5.  Waiver of Stay, Extension or Usury Laws........................31

               ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER

Section 9.1.  Termination ...................................................31
Section 9.2.  Effect of Termination..........................................32
Section 9.3.  Waiver ........................................................32

                       ARTICLE X. GENERAL PROVISIONS

Section 10.1. Survival ......................................................32
Section 10.2. Indemnity .....................................................32
Section 10.3. Notices .......................................................33
Section 10.4. Expenses; Termination Fees.....................................33
Section 10.5. Publicity .....................................................34
Section 10.6. Specific Performance...........................................34
Section 10.7. Interpretation.................................................34
Section 10.8. Successors and Assigns; Subsequent Holders of Notes............34
Section 10.9. Miscellaneous..................................................35
Section 10.10.Payments Under Notes and Publishing Notes......................35

                          ARTICLE XI. DEFINITIONS

Section 11.1. Certain Defined Terms..........................................35
Section 11.2. Accounting Terms...............................................47
Section 11.3. Other Definitional Provisions; Anniversaries...................47

Exhibit A-1   Form of Note
Exhibit A-2   Form of Publishing Note
Exhibit B     Form of Subsequent Note Closing Notice
Exhibit C     Form of Notation of Guarantee
Exhibit D     Form of Opinion of Cahill Gordon & Reindel
Exhibit E     Form of Pledge Agreement
Exhibit F     Form of Compliance Certificate

                             NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT, dated as of September 8, 1998, between Golden Books Home Video, Inc., a Delaware corporation (the "Company"), Golden Books Publishing Company, Inc., a Delaware corporation ("Publishing") Golden Books Family Entertainment, Inc., a Delaware corporation (the "Guarantor"), and Golden Press Holding, L.L.C., a Delaware limited liability company ("GPH" or the "Buyer").


                              W I T N E S S E T H:

     WHEREAS, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, senior notes of the Company in the aggregate principal amount of up to $25,000,000, substantially in the form of Exhibit A-1 attached hereto (the "Notes"), and the Guarantor desires unconditionally to guarantee (the "Guarantee") all of the Notes;

     WHEREAS, the Company shall lend all of the proceeds from the sale of the Notes to Publishing, in exchange for senior notes of Publishing substantially in the form of Exhibit A-2 hereto (the "Publishing Notes"), and the Company shall grant to the Buyer a security interest in the Publishing Notes and the other Collateral described in the Security Agreement (as defined below); and

     WHEREAS, the members of the Board of Directors of each of the Company, Publishing and the Guarantor have approved this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE I.
                                SALE AND PURCHASE

     Section 1.1. Agreement to Sell and to Purchase. On each Note Closing Date (as defined below) and upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver Notes to the Buyer having an aggregate principal amount equal to the product of the total aggregate principal amount of Notes that the Company elects to sell to the Buyer at such Note Closing Date (as set forth in Section 2.3 below), and the Buyer shall purchase and accept such Notes from the Company at the face amount of such Notes; provided that the aggregate principal amount of Notes to be purchased by GPH pursuant to this Agreement shall not exceed $25,000,000.

     Section 1.2. First Closing. The First Closing of the purchase and sale of the Notes under this Agreement (the "First Closing") shall be held at 10:00 a.m. on September 8,1998 (the "First Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other time and place as the Company and the Buyer shall mutually agree. At such closing, GPH shall purchase Notes in the aggregate principal amount of $10,000,000.

     Section 1.3. Subsequent Closings. The closings of the purchase and sale of any additional Notes under this Agreement (each such purchase and sale, (a "Subsequent Note Closing Date" and together with the First Closing Date, a "Note Closing Date" or "Closing Date"), shall be held on the date specified in a written notice substantially in the form of Exhibit B hereto (a "Subsequent Note Closing Notice") from the Company given to the Buyer at least five business days but no more than 30 business days before such Closing at 10:00 a.m. at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other time and place as the Company and the Buyer shall mutually agree. The Company shall, in any Subsequent Note Closing Notice, specify the aggregate principal amount of the Notes to be purchased by the Buyer at each such Closing; provided that at least the lesser of $5,000,000 aggregate principal amount of Notes or the balance of the Notes not previously purchased by the Buyer but contemplated to be sold pursuant to this Agreement are specified in such Notice.

     Section 1.4. Delivery. On each Note Closing Date under this Agreement, subject to the terms and conditions hereof, the Company shall deliver to the Buyer or its designee (i) a Note duly executed on behalf of the Company in the aggregate principal amount to be purchased at such Closing by the Buyer from the Company, and registered in the name of the Buyer (or its nominees), (ii) a Notation of Guarantee, executed and delivered by the Guarantor, (iii) a Publishing Note, registered in the name of GPH, executed and delivered by Publishing and pledged by the Company to the Buyer, each dated the date of the First Closing or such Subsequent Note Closing, as the case may be, together with, on the First Closing Date, (iv) all of the Pledged Shares (as defined in the Security Agreement) and (v) all of the other Collateral provided for in the Security Agreement, all against payment of the purchase price therefor by wire transfer of immediately available funds to such account as the Company shall designate in writing to the Buyer in the related Subsequent Note Closing Notice and, in the case of the First Closing, no less than three business days prior to the First Closing Date.

                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     GPH represents and warrants to the Company, Publishing and the Guarantor as follows:

     Section 2.1. Organization and Qualification. GPH is a limited liability company duly authorized and validly existing under the laws of the state of Delaware and has the requisite power to carry on its business as it is now being conducted and currently proposed to be conducted. GPH is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse affect on GPH.

     Section 2.2. Authority Relative to this Agreement. GPH has the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of GPH. This Agreement, upon execution, constitutes a valid and binding obligation of GPH, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other proceedings on the part of GPH are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. GPH is not subject to or obligated under (i) any operating agreement, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to GPH or its properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Material Adverse Effect on GPH or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by GPH of the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on GPH.

     Section 2.3. Investment Intent. GPH is acquiring the Notes to be purchased by it for investment for its own (or an affiliate's) account, not as a nominee or agent and not with a view to the distribution of any part thereof in violation of law.

     Section 2.4. Series B Preferred Stock. GPH owns all of the issued and outstanding shares of the Guarantor's Series B Convertible Preferred Stock. This Agreement constitutes the consent of GPH contemplated by Section 5(4)(c)(ii) of the Guarantor's Restated Certificate of Incorporation with respect to the issuance of the Notes by the Company, the issuance of the Publishing Notes by Publishing and the making of the Guaranties by the Guarantor.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                          PUBLISHING AND THE GUARANTOR

     Each of the Company, Publishing and the Guarantor represents and warrants to the Buyer as follows:

     Section 3.1. Organization and Qualification. Each of the Company, Publishing and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. Each of the Company, Publishing and the Guarantor is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.2. Authority Relative to this Agreement; Board Action. Each of the Company, Publishing and the Guarantor has the corporate power to enter into this Agreement and the Security Agreement, to issue the Notes and the Publishing Notes and to enter into the Guarantee, as the case may be, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Security Agreement, the issuance of the Notes and the Publishing Notes and the making of the Guarantee, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of the Company, Publishing and the Guarantor. The disinterested directors of the Guarantor have adopted a resolution to the effect contemplated by Section 3.13 of the Second Supplemental Indenture, dated as of June 2, 1998, between the Company, the Guarantor and Marine Midland Bank, as trustee, and such resolutions have not been rescinded or otherwise modified. Each of this Agreement, the Notes, and the Publishing Notes and the Security Agreement constitutes a valid and binding obligation of each of the

Company, Publishing and/or the Guarantor, as the case may be, enforceable against each of such parties, as applicable, in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other proceedings on the part of either the Company, Publishing or the Guarantor are necessary to authorize this Agreement, the Security Agreement, the Notes, the Publishing Notes or the Guarantee, or the transactions contemplated hereby and thereby.

     None of the Company, Publishing or the Guarantor or any of their respective Subsidiaries is subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company, Publishing or the Guarantor or any of their respective Subsidiaries or any of their respective properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, or a right to receive a severance or other similar payment, by its executing and carrying out this Agreement, the Security Agreement, the Notes and the Publishing Notes and the transactions contemplated herein and therein, except where such breach, violation or default would not have or reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor. Except in connection, or in compliance, with the provisions of the Exchange Act, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company, Publishing and the Guarantor of the transactions contemplated hereby, except where the failure to so file or register or to receive an authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.3. Absence of Certain Changes or Events. Except as disclosed in the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K") or the Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (the "Forms 10-Q" and together with the Form 10-K, the "Sec Reports"), or as expressly disclosed to GPH prior to the date hereof, since June 30, 1998, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole (other than as a result of changes in laws or regulations of general applicability) or (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, in the future would reasonably be expected to have, a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.4. Reports and Financial Statements; Undisclosed Liabilities.

     (a) As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Guarantor included in the SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Guarantor and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books and records of the Guarantor.

     (b) Except as (i) reflected in the most recent financial statements included in the SEC Reports, (ii) incurred since June 30, 1998 in connection with the Working Capital Credit Facility or the Racine Loan (each as defined herein) (iii) in the ordinary course of business or (iv) as may have been expressly disclosed to GPH prior to the date hereof, none of the Company, Publishing or the Guarantor has any liabilities, whether absolute, accrued, contingent or otherwise.

     Section 3.5. Litigation. Except as disclosed in the SEC Reports or as expressly disclosed to GPH prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of either Publishing or the Guarantor, threatened against or affecting any of the Company, Publishing or the Guarantor or any of their respective Subsidiaries which, either alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the Company, Publishing or the Guarantor or any of their respective Subsidiaries having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any such Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.6. Compliance with Applicable Laws. Except as disclosed in the SEC Reports or as may have been expressly disclosed to GPH prior to the date hereof, the businesses of each of the Company, Publishing and the Guarantor and their respective Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order or writ of any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), except for possible violations that individually or in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole. Except as may have been expressly disclosed to GPH prior to the date hereof, none of the Company, Publishing or the Guarantor nor any of their respective Subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, that would affect any of their respective assets, properties or operations, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to the Company, Publishing or the Guarantor or any of their respective Subsidiaries (a) is pending, nor (b) to the knowledge of the Company, Publishing or the Guarantor, (i) is threatened nor (ii) has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.7. Certain Agreements. Except as may have been expressly disclosed to GPH prior to the date hereof, none of the Company, Publishing, the Guarantor or any of their respective Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Significant Agreement (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole, or to prevent or impede the consummation of the transactions contemplated hereby. A "Significant Agreement" means any agreement, contract or commitment, whether written or oral, to which the Company, Publishing, the Guarantor or any of their respective Subsidiaries is a party or by which they or any of their assets are bound: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and material consulting agreements; (c) licenses of patent, trademark and other rights relating to any Intellectual Property and any other licenses, permits and authorizations relating to the businesses of the Company or Publishing and its Subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment by any party thereto in excess of $100,000 or resulted in a payment obligation of any party thereto in excess of $100,000 in the calendar year ended December 31, 1997; (d) joint venture or partnership contract or agreement; and (e) consignment sales contracts and franchise agreements (whether as franchisor or franchisee) granting the franchisee the privilege to sell the franchisor's products or services in a specified geographic area. Each Significant Agreement is in full force and effect and is binding upon the Company, Publishing, the Guarantor or one or more of their respective Subsidiaries, as the case may be, and, to the knowledge of the Company, Publishing and the Guarantor, is binding upon such other parties, in each case in accordance with its terms. There are no unresolved disputes involving the Company, Publishing, the Guarantor or any of their respective Subsidiaries under any Significant Agreement except for disputes the outcome of which would not reasonably be expected to have a Material Adverse Effect either on the Company or the Guarantor and its Subsidiaries, taken as a whole.

     Section 3.8. Fairness Opinion. The Guarantor has received the opinion of Allen & Company Incorporated ("Allen & Company"), financial advisor to the Guarantor, to the effect that the transactions contemplated hereby are fair to Publishing and the Guarantor from a financial point of view, and such opinion has not been withdrawn or otherwise modified.

     Section 3.9. Financial Advisor; Expenses. Except for Allen & Company, a complete and correct copy of the engagement letter between whom and the Guarantor has been furnished to the Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, Publishing or the Guarantor.

     Section 3.10. Event of Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Event of Default.

     Section 3.11. Accuracy of Information. None of the representations, warranties or statements of the Company, Publishing and the Guarantor contained in this Agreement or the Security Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading. All information relating to the Company, Publishing and the Guarantor and their Subsidiaries which is known or would on reasonable inquiry be known to the Company, Publishing and the Guarantor and which may be material to a purchaser for value of the Notes or the Publishing Notes has been disclosed to the Buyer.

                                   ARTICLE IV.
                              AFFIRMATIVE COVENANTS

     Each of the Company, Publishing and the Guarantor covenants and agrees, jointly and not severally, that, until the later of the expiry of all obligations of the Buyer to purchase Notes under this Agreement or such time as the Notes and all other Obligations have been indefeasibly paid in full, it shall perform all covenants in this Article required to be performed by it:

     Section 4.1. Financial Statements and Other Reports. The Guarantor will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Guarantor will deliver to the Buyer:

          (i) at any time during which any Notes are outstanding, as soon as available and in any event within 25 days after the end of each month ending after the First Closing Date, (1) the consolidated balance sheets of the Guarantor and its Subsidiaries, as at the end of such month, (2) the related consolidated statements of operations and stockholders' equity, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 4.1(x), all in reasonable detail and certified by the Guarantor on its behalf by its chief financial officer (in his capacity as such) that such statements fairly present the financial condition of such entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (3) the narrative report, if any, describing the operations of the Guarantor and its

     Subsidiaries prepared for presentation to the Guarantor's Senior Officers for such monthly period and for the period from the beginning of the then current fiscal year to the end of such monthly period;

          (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 90 days after the end of the fourth fiscal quarter of each fiscal year, (1) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 4.1(x), all in reasonable detail and certified by the Guarantor on its behalf by its chief financial officer (in his capacity as such) that such statements fairly present the consolidated financial condition of the Guarantor and its Subsidiaries, as at the dates indicated and the results of operations and cash flows of the Guarantor and its Subsidiaries for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (3) the Guarantor's quarterly report on Form 10-Q for such quarterly period, and
     (4) only if the Guarantor does not file quarterly reports on Form 10-Q with the Commission, a narrative report describing the operations of the Guarantor and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (iii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 4.1(i) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the Guarantor on its behalf by its chief financial officer (in his capacity as such) that such statements fairly present the consolidated financial condition of the Guarantor and its Subsidiaries, as at the dates indicated and the results of operations and cash flows of the Guarantor and its Subsidiaries for the periods indicated, (3) the Guarantor's annual report on Form 10-K for such year, (4) only if the Guarantor does not file annual reports on Form 10-K with the Commission, a narrative report describing the operations of the Guarantor and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal year, and (5) a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Guarantor and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) together with each delivery of financial statements pursuant to Sections (ii) and (iii) above, (a) a Financial Statements Certificate of the Guarantor stating that the signers have reviewed the terms of this Agreement and the Notes and the Publishing Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Financial Statements Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, and 5.13;

          (v) together with each delivery of consolidated financial statements pursuant to Section (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith is not correct;

          (vi) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports (other than reports of a routine or ministerial nature which are not material) submitted to the Company, Publishing or the Guarantor or any of their respective Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Guarantor or any of its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Guarantor to its security holders or by any Subsidiary of the Guarantor to its security holders other than the Guarantor or another Subsidiary of the Guarantor, (b) all other reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Guarantor or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by the Guarantor or any of its Subsidiaries to the public concerning material developments in the business of the Company, the Guarantor or any of their respective Subsidiaries;

          (viii) promptly upon any Senior Officer's obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that the Buyer has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or the

     Notes, (b) that any person has given any notice to the Guarantor or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition which might result in an Event of Default or Potential Event of Default, (c) of any condition or event which would be required to be disclosed in a Current Report filed with the Commission on Form 8-K whether or not the Guarantor is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect in respect of the Guarantor or any of its Subsidiaries, a certificate of the Guarantor executed by two Senior Officers (in their capacity as such) specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, event or condition, and what action the Company, Publishing or the Guarantor has taken, is taking and proposes to take with respect thereto;

          (ix) promptly upon any Senior Officer's obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Guarantor or any of its Subsidiaries or any property of the Guarantor or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Guarantor to the Buyer or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, could reasonably be expected to have a Material Adverse Effect on either the Company or the Guarantor and its Subsidiaries, taken as a whole; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the Security Agreement, the Notes or the Publishing Notes;

          written notice thereof together with such other information as may be reasonably available to the Guarantor or any of its Subsidiaries to enable the Buyer and its counsel to evaluate such matters;

          (x) as soon as practicable but in any event no later than 40 days following the first day of each fiscal year a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of income, cash flow and cash position of the Guarantor and its Subsidiaries, together with an outline of the major assumptions upon which the forecast is based. Together with each delivery of financial statements pursuant to Sections 4.1(ii) and (iii) above, the Guarantor shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this Section;

          (xi) not later than the last day of each fiscal year of the Guarantor, a report in form and substance satisfactory to GPH outlining all material insurance coverage maintained as of the date of such report by the Guarantor and its Subsidiaries and all material insurance coverage planned to be maintained by such persons in the subsequent fiscal year; and

          (xii) with reasonable promptness, such other information and data with respect to the Guarantor or any of its Subsidiaries or any of their respective property, business or assets as from time to time may be reasonably requested by GPH.

     Section 4.2. Corporate Existence, Etc. Each of the Company, Publishing and the Guarantor will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 5.7.

     Section 4.3. Payment of Taxes and Claims; Tax Consolidation.

     (a) Each of the Company, Publishing and the Guarantor will, and will cause each of their respective Subsidiaries to, pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, the nonpayment of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Guarantor and its Subsidiaries, taken as a whole, provided, however, that no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     (b) None of the Company, Publishing or the Guarantor will, nor will any of them permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company, the Guarantor, or any of their respective Subsidiaries so long as the filing of such consolidated income tax return is permitted by applicable law).

     Section 4.4. Maintenance of Properties; Insurance. Each of the Company, Publishing and the Guarantor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company, Publishing, the Guarantor and their respective Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that nothing in this Section 4.4 shall prevent the Company, Publishing, the Guarantor or any of their respective Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Guarantor, necessary or desirable in the conduct of the business of such Person or otherwise permitted by this Agreement. Each of the Company, Publishing and the Guarantor will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries, insurance with respect to its properties and business and the properties and businesses of their respective Subsidiaries against loss or damage of the kinds and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Company, Publishing, the Guarantor and their respective Subsidiaries operate.

     Section 4.5. Inspection. Each of the Company, Publishing and the Guarantor shall permit any authorized representatives designated by GPH to visit and inspect any of the properties of the Company, Publishing, the Guarantor or their respective Subsidiaries, including, without limitation, its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     Section 4.6. Compliance with Laws, Etc. Each of the Company, Publishing and the Guarantor shall, and shall cause each of their respective Subsidiaries to, comply with the requirements of all applicable Laws of any Tribunal, noncompliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, Publishing or the Guarantor or to prevent or impede the consummation of the transactions contemplated hereby.

     Section 4.7. Maintenance of Accurate Records, Etc. Each of the Company, Publishing and the Guarantor shall keep, and will cause each of their respective Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

     Section 4.8. Use of Proceeds. Immediately after any Closing hereunder, the Company shall lend all of the proceeds of the sale of Notes to Publishing, in exchange for Publishing Notes of the same principal amount, which Publishing Notes shall be immediately endorsed over to GPH or pledged pursuant to the Security Agreement and shall constitute a portion of the collateral granted to GPH under the Security Agreement.

     Section 4.9. Certain Transactions. Upon the occurrence of the sale, transfer, assignment or other disposition of any capital stock or assets (other than in the ordinary course of business) by Publishing or any of its Subsidiaries (other than the Company) (any of the foregoing, a "Transaction"), all of the gross proceeds (less taxes and direct transaction expenses paid to third parties) of such Transaction shall be applied: first, to repay any amounts then outstanding under the Working Capital Credit Facility (to the extent required thereby) and second, to the extent of any balance remaining, to the repayment of the principal of, and interest on, all of the Publishing Notes. In respect of any Transaction in which any capital stock or assets of Publishing are sold, transferred, assigned or otherwise disposed of, in respect of which any capital stock or assets of the Company are also sold, transferred, assigned or otherwise disposed of, it shall be a condition of closing to such Transaction that a portion of the aggregate proceeds thereof be paid directly to the Company or the Guarantor, as the case may be, by the party or parties acquiring such capital stock or assets in an amount representing the fair market value of the capital stock or assets of the Company sold, transferred or disposed of in such Transaction. The Company will notify the Buyer as to the determination of such fair market value no later than 5 days after the consummation of such Transaction, and such determination shall be dispositive unless the Buyer reasonably objects.

     Upon the occurrence of the sale, transfer, assignment or disposition of any capital stock or assets (other than in the ordinary course of business) of the Company, all of the gross proceeds thereof (less transaction expenses paid to third parties) shall be applied to the repayment of the principal of, and interest on, all the Notes.

     Section 4.10. Additional Agreements.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with each other and use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings.

     (b) In case at any time after the First Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take all such necessary action.

                                   ARTICLE V.
                               NEGATIVE COVENANTS

     Each of the Company, Publishing and the Guarantor covenants and agrees, jointly and severally, that until the later of the expiry of all obligations of the Buyer to purchase Notes under this Agreement or such time as the Notes and all other Obligations have been indefeasibly paid in full each will fully and timely perform all covenants in this Article V.

     Section 5.1. Indebtedness. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of its Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

          (i) the Company, Publishing and the Guarantor may incur and remain liable with respect to the Obligations;

          (ii) the Company, Publishing and the Guarantor may Incur and remain liable with respect to the Senior Notes, the TOPrS, the Working Capital Credit Facility (in the case of Publishing) and the Racine Loan (in the case of Publishing and the Guarantor); provided, however, that the aggregate principal amount of Indebtedness under the Working Capital Credit Facility shall not exceed the sum of $30,000,000 less the sum of the aggregate amount of each permanent reduction of commitments to extend credit thereunder;

          (iii) the Company, Publishing, the Guarantor and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 5.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iv) the Company, Publishing and the Guarantor and their respective wholly owned Subsidiaries may Incur and remain liable with respect to Indebtedness held by a wholly owned Subsidiary of Publishing or the Guarantor, provided, that such Indebtedness shall be unsecured and subordinate and junior to all of the Obligations of the Company, Publishing and the Guarantor, and shall have a maturity that is not prior to the maturity of the Publishing Notes or the Notes, as the case may be;

          (v) Publishing and the Guarantor may Incur and remain liable with respect to Indebtedness to each other;

          (vi) wholly owned Subsidiaries of Publishing may Incur and remain liable with respect to Intercompany Indebtedness to each other; and

          (vii) the Company may Incur and remain liable with respect to Indebtedness held by Publishing or the Guarantor; provided, that such Intercompany Indebtedness shall be subordinate and junior to all of the Obligations of the Company and have a maturity that is not prior to the maturity of the Notes.

     Section 5.2. Liens. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company, Publishing, the Guarantor or of any of their respective Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except for Permitted Encumbrances.

     Section 5.3. Restricted Payments.

     None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly (i) declare or pay any dividend, or make any distribution, on any of their Capital Stock (other than dividends or distributions payable solely in Qualified Capital Stock or, in the case of Publishing and its Subsidiaries, to Publishing, the Guarantor, the Company or wholly-owned Subsidiaries of Publishing), (ii) purchase, redeem or otherwise acquire or retire for value any of their Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock (other than in the case of Publishing or wholly-owned Subsidiaries of Publishing, the Capital Stock then owned by the Guarantor, the Company or wholly owned Subsidiaries of Publishing) or (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled mandatory repayment or scheduled sinking fund payment, any Indebtedness of the Company, Publishing, or the Guarantor (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (i), (ii) and (iii) above a "Restricted Payment"). Notwithstanding anything in the foregoing to the contrary, nothing in this covenant will prohibit transactions permitted by clause (i), (iii) and (iv) of the proviso of
Section 5.6.

     Section 5.4. Investments; Joint Ventures. (a) None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of its Subsidiaries to, directly or indirectly, make or own any Investment (other than Cash Equivalents) in any Person, including any Joint Venture, except:

          (i) the Guarantor, Publishing and Publishing's Subsidiaries may continue to own the Investments owned by them as of the date hereof in any wholly owned Subsidiary of the Company, Publishing or the Guarantor, any such Investment which is material to either the Company or the Guarantor and its Subsidiaries taken as a whole having been described on Schedule 5.4(i) hereto;

          (ii) the Guarantor and its Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers;

          (iii) the Company may own the Publishing Notes; and

          (iv) the Company, Publishing, the Guarantor and their respective wholly owned Subsidiaries may make and own Investments permitted by subparagraphs (iv), (v), (vi) and (vii) of Section 5.1.

     Section 5.5. Contingent Obligations. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) the Guarantor may become and remain liable with respect to Contingent Obligations under this Agreement;

          (ii) the Company, the Guarantor and their respective Subsidiaries, as applicable, may remain liable with respect to existing Contingent Obligations as of the date hereof , any such Contingent Obligations which are material to the Company or the Guarantor and its Subsidiaries taken as a whole having been described in Schedule 5.5(ii) hereto;

          (iii) the Company, the Guarantor and their respective Subsidiaries may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a wholly-owned Subsidiary of the Company or the Guarantor and a Subsidiary of the Company or the Guarantor may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Company, the Guarantor or a wholly-owned Subsidiary of the Company or the Guarantor.

     Section 5.6. Transfers of Assets. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, sell, lease, sublease, transfer or otherwise dispose of (however effected, including without limitation by way of merger, amalgamation, consolidation, combination, liquidation or dissolution), property or assets, whether now owned or hereafter acquired (including without limitation any Capital Stock of any Subsidiary of the Company, Publishing or the Guarantor), provided, that (i) the Guarantor and its Subsidiaries may incur Permitted Encumbrances in respect thereof, (ii) Publishing and its Subsidiaries may sell inventory in the ordinary course of business, (iii) the Guarantor and its Subsidiaries (other than the Company) may sell or transfer property or assets to Publishing, the Guarantor or the Company and the Company may sell or transfer property or assets to the Guarantor, (iv) the Company and Publishing may prepay the Notes and the Publishing Notes, as the case may be, (v) Subsidiaries of Publishing may sell or transfer property or assets to each other and (vi) the Company may make payments to Publishing under the License Agreement or in connection with other binding legal obligations in respect of the Distribution Agreement as such commitments may be in effect of the date hereof.

     Section 5.7. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company, Publishing or the Guarantor to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company, the Guarantor or to any of their respective Subsidiaries; or (c) transfer any of its property or assets to the Company, Publishing, the Guarantor or to any of their respective Subsidiaries (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Senior Notes or Senior Notes Indenture, the Working Capital Credit Facility or the Racine Loan as in effect on the date hereof; or (ii) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 5.1 and

5.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of Publishing or the Guarantor; (3) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of Publishing or the Guarantor in the ordinary course of business; (4) as contemplated by this Agreement, the Security Agreement, the Notes; and the Publishing Notes and (5) applicable law.

     Section 5.8. Transactions with Shareholders and Affiliates. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Guarantor; provided, however, that the foregoing restriction shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between Publishing and the Guarantor, or exclusively between Publishing's wholly owned Subsidiaries, in each case to the extent any are consistent with past practice and are otherwise in compliance with all of the terms of this Agreement, (ii) reasonable and customary fees paid to members of the Board of Directors of the Guarantor by the Guarantor, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Guarantor or any of its Subsidiaries (other than by the Company), as determined by the Board of Directors of the Guarantor or any such Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto, (iv) transactions between Publishing and the Company pursuant to the Publishing Notes or binding legal commitments in respect of the Distribution Agreement or the License Agreement as such commitments may be in effect on the date hereof and (v) transactions in respect of the Guarantor or Publishing expressly disclosed prior to the date hereof in the SEC Reports.

     Section 5.9. Amendments or Waivers of Certain Documents. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, directly or indirectly, terminate or enter into any amendment, modification, supplement or waiver with respect to the Senior Note Indenture, the Working Capital Credit Facility, the Racine Loan, the Distribution Agreement, the License Agreement, the Publishing Notes or any other Significant Agreement in effect on the date hereof. Notwithstanding anything in the foregoing to the contrary, the Company, Publishing and the Guarantor may enter into immaterail, minestrial amendments or modifications of any Significant Agreement without the consent of GPH.

     Section 5.10. Amendments to Charter Documents. None of the Company, Publishing or the Guarantor shall, nor shall any of them cause or permit any of their respective Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which could be adverse to the interests of the Buyer.

     Section 5.11. Employment Agreements. None of the Company, Publishing or the Guarantor shall, nor shall any of them permit any of their Subsidiaries to (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company, Publishing, the Guarantor or any of their respective Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company, Publishing, the Guarantor or any of their respective Subsidiaries, except, in the case of Guarantor and its Subsidiaries (other than the Company), pursuant to binding legal commitments existing on the date of this Agreement and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, Publishing or the Guarantor in respect of employees whose aggregate compensation is less than $75,000 per annum; (ii) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee of the Guarantor, Publishing or any of Publishing's Subsidiaries other than in the ordinary course of business consistent with past practice in respect of employees whose aggregate compensation is less than $75,000 per annum; (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice; (iv) hire or agree to hire any or enter into any agreements or arrangements with any independent contractor (other than counsel, accountants and financial advisers) at an annual cost in excess of $100,000 or (v) terminate (other than for cause) an executive officer of the Guarantor, the Company, Publishing or any of Publishing's Subsidiaries or diminish the duties or responsibilities of such officer.

     Section 5.12. Capital Expenditures and Acquisitions. None of the Company, Publishing nor the Guarantor shall, nor shall either of them permit any of their Subsidiaries to, directly or indirectly, make or commit (by way of the acquisition of securities of any Person or otherwise) (i) any expenditures in respect of the purchase or acquisition of fixed or capital assets (excluding in the case of the Guarantor, Publishing and Subsidiaries of Publishing any such assets (x) whose acquisition has been approved by the Board of Directors of the Guarantor prior to the date hereof and is reflected in a line item in the report set forth in Schedule 5.12 or (y) which are acquired in connection with normal replacement and maintenance programs properly charged to current operations and not exceeding an aggregate cost of $100,000), (ii) any acquisition of any operating business (iii) any acquisition of assets other than in the ordinary course of business.

     Section 5.13. Compliance with Senior Notes Indenture. Notwithstanding anything to the contrary herein, nothing in this Agreement, including without limitation Sections 5.1, 5.4, 5.5, 5.6 and 5.8, shall limit the ability of any Subsidiary (for purposes of this provision, as defined in the Senior Notes Indenture) of Publishing to effect any transaction expressly described in subsections (i) through (iv) of Section 3.11 of the Senior Notes Indenture.

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

     Section 6.1. Conditions to the Obligations of the Company, Publishing and the Guarantor. The obligations of the Company, Publishing and the Guarantor to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to each of the First Closing Date and any Subsequent Closing Date of the following conditions, unless waived in writing by the Company in accordance with Section 8.3 hereof:

     (a) The Buyer shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the First Closing Date and any Subsequent Closing Date, as the case may be.

     (b) The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects when made and on and as of each of the First Closing Date and any Subsequent Note Closing Date, as the case may be, as if made on and as of the date hereof and such first Closing Date (except to the extent they are expressly made as of another specific date), and the Company shall have received a certificate executed by an authorized member of GPH to that effect. For purposes of this Section 6.1(b), all representations and warranties qualified by materiality shall not be deemed to be so qualified.

     (c) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no other legal proceedings, challenge or litigation challenging the legality of or threatening the consummation of, or otherwise arising out of, the transactions contemplated hereby or seeking an injunction in order to prevent the consummation of the transactions contemplated hereby shall be pending.

     Section 6.2. Conditions to Obligations of the Buyer to Effect the Sale and Purchase. The obligations of the Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to each of the First Closing Date and any Subsequent Closing Date of the following conditions, unless waived in writing by GPH, in accordance with Section 8.3 hereof:

     (a) The Company, Publishing and the Guarantor shall have performed in all material respects the agreements contained in this Agreement and the Security Agreement required to be performed by them on or prior to each of the First Closing Date and any Subsequent Closing Date, as the case may be.

     (b) The representations and warranties of the Company, Publishing and the Guarantor contained in this Agreement and the Security Agreement shall be true in all material respects when made and on and as of the First Closing Date, as the case may be, as if made on and as of such date (except to the extent they are expressly made as of another specific date) and the Buyer shall have received a certificate to that effect of each of the Company, Publishing and the Guarantor executed on their respective behalf by their respective Chief Executive Officer and Chief Financial Officer (in their capacity as such). For purposes of this Section 6.2(b), all representations and warranties qualified by materiality shall not be deemed to be so qualified.

     (c) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Transactions contemplated hereby shall have been issued and remain in effect, and no other legal proceedings, challenge or litigation challenging the legality of or threatening the consummation of, or otherwise arising out of, the transactions contemplated hereby or seeking an injunction in order to prevent the consummation of the transactions contemplated hereby shall be pending.

     (d) The Buyer shall have received a legal opinion of Cahill Gordon & Reindel, special counsel to the Company, Publishing and the Guarantor, substantially in the form attached hereto as Exhibit D.

     (e) In the judgment of the Buyer, no event shall have occurred and be continuing or would result from the issuance of the Notes or the Publishing Notes at any Closing which would constitute an Event of Default or Potential Event of Default.

     (f) The Guarantor shall have delivered to the Buyer with respect to each Note and each Publishing Note to be issued a Notation of Guarantee, executed by the Guarantor, dated such Closing Date, substantially in the form of Exhibit C annexed hereto, and such Notation of Guarantee shall be in full force and effect.

     (g) The Company, Publishing and the Guarantor shall have executed and delivered the Security Agreement, and such Security Agreement shall be in full force and effect.

     (h) Publishing shall have executed and delivered to the Company Publishing Notes registered in the name of the Buyer as pledgee in the principal amount of the Notes sold to GPH at such Closing, and the Company and the Guarantor shall have delivered such Publishing Notes, the Pledged Shares and all other Collateral under the Security Agreement to GPH.


                                  ARTICLE VII.
                                EVENTS OF DEFAULT

     Section 7.1. Events of Default. Each of the following conditions or events ("Events of Default") shall constitute an Event of Default:

     (i) Failure To Make Payments When Due.

     (a) The Company or the Guarantor shall fail to pay any principal of the Notes when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or shall fail to pay any interest on the Notes or any other amount due under this Agreement when due, either by the terms thereof or otherwise as herein provided.

     (b) Publishing shall fail to pay any principal of the Publishing Notes when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or shall fail to pay any interest on the Publishing Notes or any other amount due from it under this Agreement when due, either by the terms thereof or otherwise as herein provided.

     (ii) Default in Other Agreements.

     The Company, Publishing, the Guarantor or any of their respective Subsidiaries shall fail to pay any principal on one or more issues of Indebtedness or Contingent Obligations of the Company, Publishing, the Guarantor or of any of their respective Subsidiaries, or the Company, Publishing, the Guarantor or any of their respective Subsidiaries shall be in breach or default with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Company, Publishing, the Guarantor or any of their respective Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations.

     (iii) Breach of Certain Covenants.

     The Company, Publishing, the Guarantor or any of their respective material Subsidiaries shall have failed to perform or comply with any covenant, term or condition contained in Section 4.2 or Article V of this Agreement or Sections 2.1, 4.2, 4.5 and 4.6 of the Security Agreement.

     (iv) Breach of Warranty.

     (a) Any representation, warranty or certification made by the Company, Publishing or the Guarantor in this Agreement, the Security Agreement or in any statement or certificate at any time given by the Company, Publishing or the Guarantor in writing pursuant hereto or thereto or in connection herewith or therewith not qualified by materiality shall be false or incorrect in any material respect on the date as of which made or deemed made or as of any Closing Date; or

     (b) Any representation, warranty or certification made by the Company, Publishing or the Guarantor in this Agreement, the Security Agreement or in any statement or certificate at any time given by the Company, Publishing or the Guarantor in writing pursuant hereto or thereto or in connection herewith or therewith qualified by materiality shall be false or incorrect on the date as of which made or deemed made or as of any Closing Date.

     (v) Other Defaults Under this Agreement or Security Agreement.

     The Company, Publishing or the Guarantor shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement (other than in Section 4.2 or Article V hereof) or the Security Agreement (other than Sections 2.1, 4.2, 4.5 and 4.6 thereof) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Notes then outstanding of such default.

     (vi) Involuntary Bankruptcy; Appointment of Custodian, Etc.

     A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

          (A) is for relief against the Company, Publishing, the Guarantor or any of their respective material Subsidiaries in an involuntary case or proceeding, or

          (B) appoints a Custodian of the Company, Publishing, the Guarantor or any of their respective material Subsidiaries for all or substantially all of its properties, or

          (C) orders the liquidation of the Company, Publishing, the Guarantor or any of their respective material Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days.

          (vii) Voluntary Bankruptcy; Appointment of Custodian, Etc.

     The Company, Publishing, the Guarantor or any of their respective Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case or proceeding, or

          (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its Indebtedness, or

          (E) consents to the filing of a petition in bankruptcy against it, or

          (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

     (viii) Judgments and Attachments.

     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $50,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company, Publishing, the Guarantor or any of their respective Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder.

     (ix) Dissolution.

     Any order, judgment or decree shall be entered against the Company, Publishing, the Guarantor or any of their respective Subsidiaries decreeing the dissolution or split-up of the Company, Publishing, the Guarantor or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days.

     (x) Guarantee.

     (i) The Guarantee or any material provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guarantee, or (iii) the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to the Guarantee.

     (xi) Security Agreement.

     (i) The Security Agreement or any material provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or
(ii) the Company, Publishing or the Guarantor or any Person acting by or on behalf of the Company or the Guarantor shall deny or disaffirm the obligations of the Guarantor, Publishing or the Company under the Security Agreement, or
(iii) the Company, Publishing or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to the Security Agreement.

     (xii) Foreclosure

     The trustee under the Senior Note Indenture, the lender in respect of the Working Capital Credit Facility, the State of Wisconsin and/or County of Racine in its capacity as lender in respect of the Racine Loan (or any other holder of the Racine Loan) or any other party entitled to act thereunder or under any other Indebtedness of the Company, Publishing the Guarantor or any of their respective Subsidiaries commences judicial proceedings to foreclose on the collateral securing the Indebtedness of Publishing evidenced by the Senior Note Indenture, the Working Capital Credit Facility, the Racine Loan or such other Indebtedness or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure.

     Section 7.2. Remedies.

     (i) Upon the occurrence of any Event of Default described in the foregoing Sections 7.1(vi) or 7.1(vii), all of the unpaid principal amount of and accrued interest on the Notes and all other outstanding obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Company, Publishing and the Guarantor, and the commitments of the Buyer hereunder shall thereupon terminate.

     (ii) Upon the occurrence of any other Event of Default, the Buyer may, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, declare all of the unpaid principal amount of and accrued interest on the Notes and all other outstanding obligations to be, and the same shall forthwith become, due and payable; provided, however, that if any declaration of acceleration under this Agreement occurs solely because an Event of Default set forth in Section 7.1(ii) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Buyer have received written notice thereof within such time and if no other Event of Default or Potential Event of Default has occurred during such thirty day period which has not been cured or waived in accordance with this Agreement.

     Section 7.3. Other Remedies. If any Event of Default or Default or any event contemplated by Section 7.1(ii) shall occur and be continuing, the holders of 66-2/3% of the then outstanding Notes may proceed to protect and enforce their rights under this Agreement and the Notes by exercising such remedies as are available to such Buyers in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes. No remedy conferred in this Agreement or the Notes upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                                  ARTICLE VIII.
                                    GUARANTEE

     Section 8.1. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee"), to the Buyer and to its successors and assigns, that: (i) the principal of and interest on each of the Publishing Notes and the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of each of the Publishing Notes and the Notes and all other Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Publishing Notes or the Notes or of any other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Publishing Notes, the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by either of the Buyer with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or Publishing, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or Publishing, any right to require a proceeding first against the Company or Publishing, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Publishing Notes, the Notes, this Agreement and in the Guarantee. If the Buyer is required by any court or otherwise to return to the Company, the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Buyer, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Buyer, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article VII, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

     Section 8.2. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 8.3. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or Publishing that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under the Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of the Buyer against the Company or Publishing, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or Publishing, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Buyer, and shall, forthwith be paid to the Buyer to be credited and applied upon the Note, whether matured or unmatured, in accordance with the terms of this Agreement. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 8.3 is knowingly made in contemplation of such benefits.

     Section 8.4. Evidence of Guarantee. To evidence its guarantee to the Buyer set forth in this Article VIII, the Guarantor hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit C hereto, and to affix the same to each of the Notes and the Publishing Notes. Each such notation of Guarantee shall be signed on behalf of the Guarantor by two Officers (each of whom shall, in each case, have been duly authorized by all requisite corporate actions).

     Section 8.5. Waiver of Stay, Extension or Usury Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Buyer, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the First Closing Date:

     (a) by mutual consent of GPH and the Board of Directors of the Guarantor.

     (b) by either GPH or the Guarantor (on behalf of Publishing and the Company) upon written notice to the other itself if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted.

     Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 9.1(b) resulting from a breach of a covenant set forth in this Agreement) there shall be no liability on the part of either the Company, the Guarantor and Publishing, on the one hand, or the Buyer on the other, or any of their respective officers or directors; provided that Section 3.8, this Section 9.2 and Sections 10.3, 10.6 and 10.7 shall survive the termination.

     Section 9.3. Waiver. At any time prior to the Closing, GPH or the Guarantor (on behalf of itself, Publishing and the Company) may waive (i) the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other and (ii) waive compliance with any of the agreements or conditions by any other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                          ARTICLE X. GENERAL PROVISIONS

     Section 10.1. Survival. All representations and warranties set forth in this Agreement shall survive the First Closing and each Subsequent Closing. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     Section 10.2. Indemnity. Each of the Company, Publishing and the Guarantor agrees, jointly and severally, to indemnify, reimburse and hold GPH and its directors, officers, members, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) of whatsoever kind or nature ("Losses") which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, the Security Agreement, the Notes or the Publishing Notes, or the transactions contemplated hereby and thereby, except to the extent that such Losses are caused by the negligence or bad faith of such Indemnitees as determined by a final judgment of a court of competent jurisdiction. The obligations of the Company, Publishing and the Guarantor under this Section shall be secured hereby and shall survive payment and performance or discharge of the Obligations and the termination of this Agreement and the Note Purchase Agreement.

     Section 10.3. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to the Company, Publishing or the Guarantor, at:

             888 Seventh Avenue
             New York, New York  10106-4100
             Attention:     Philip E. Galanes, Senior
                            Vice President and General Counsel
             Telecopy No.:  (212) 547-0771

             With a copy to:

             Cahill Gordon & Reindel
             80 Pine Street
             New York, New York  10005
             Attention:  Michael Becker, Esq.
             Telecopy No.:  (212) 269-5420

             If to GPH:

             Golden Press Holding, L.L.C.
             c/o Warburg, Pincus Ventures, L.P.
             466 Lexington Avenue
             New York, New York  10017
             Attention:  Douglas M. Karp
             Telecopy No.:  (212) 878-9351

             With a copy to:

             Willkie Farr & Gallagher
             787 Seventh Avenue
             New York, New York  10019
             Attention:  Jack H. Nusbaum, Esq.
             Telecopy No.:  (212) 728-8111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

     Section 10.4. Expenses; Termination Fees.

     (a) Except as provided in the Notes, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (collectively, "Expenses") shall be paid by the party incurring such costs and expenses, provided that if the transactions contemplated by this Agreement are not consummated as a result of a material breach by the Company, the Guarantor or Publishing of any representation or warranty made as of the date hereof in this Agreement or as a result of any material breach of any covenant of the Company, Publishing or the Guarantor in the Notes, the Publishing Notes or the Guarantee, as the case may be, all Expenses incurred by the Buyer shall be paid by the Company, the Guarantor or Publishing.

     Section 10.5. Publicity. So long as this Agreement is in effect, the Company agrees to consult with GPH in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall issue any press release or make any public statement prior to such consultation.

     Section 10.6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Notes and to enforce specifically the terms and provisions hereof and the Notes in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.7. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.8. Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Buyer. The Buyer shall have the right at any time to sell, assign, transfer or negotiate all or any portion of the Notes or the Publishing Notes in accordance with the federal securities laws. The terms and provisions of this Agreement and the Guarantee shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Buyer shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof; provided, that the rights and privileges of the Buyer under Articles IV and V hereof shall not be assigned to any Person (other than to an Affiliate of GPH) without the prior notice to and consent of the Company, which consent shall not be unreasonably withheld. In determining whether the holders of a sufficient aggregate principal amount of the Notes shall have consented to any action under this Agreement, any amount of the Notes owned or held by the Company, the Guarantor or any of their respective Affiliates shall be disregarded. The rights of the Company or the Guarantor or any interest of the Company or the Guarantor hereunder may not be assigned without the prior express written consent of the holders of 66-2/3% of the Notes.

     Section 10.9. Miscellaneous. This Agreement (including the documents, exhibits, schedules and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) is not intended to confer upon any other person or entity any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

     Section 10.10. Payments Under Notes and Publishing Notes . So long as not interfered with by the Guarantor, any of its Subsidiaries or any of its Affiliates, GPH shall apply all payments of principal of, and interest on, the Publishing Notes actually received by GPH (as pledgee of the Publishing Notes), toward the payment of principal of, or interest on (as the case may be), the Notes in an identical amount; provided, that nothing herein shall be deemed to permit the Guarantor's, any of its Subsidiaries' or any of its Affiliates' interfering with any such payment in respect of the Notes.

                                   ARTICLE XI.
                                   DEFINITIONS

     Section 11.1. Certain Defined Terms

     The following terms used in this Agreement shall have the following meanings:

     "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or, (ii) the ownership of more than 10% of the voting securities of that Person; provided that for purposes of this Agreement neither GPH nor any of its Affiliates shall be treated as an Affiliate of the Company or the Guarantor or of any Subsidiary of the Company or the Guarantor.

     "Agreement" means this Note Purchase Agreement dated as of September 8, 1998, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now, and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or the State of California or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

     "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and
(ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that
(a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P's or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

     "Closing Date" has the meaning set forth in Section 1.3 hereof.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the First Closing Date or issued after the First Closing Date, and includes, without limitation, all series and classes of such common stock.

     "Company" has the meaning ascribed to such term in the introduction to this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D annexed hereto delivered to the Buyer by the Guarantor pursuant to
Section 4.1(iv)(b) and signed by at least two Senior Officers (in their capacity as such).

     "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such Obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

     "Documents" means this Agreement, the Security Agreement, the Notes and the Publishing Notes.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

     "Distribution Agreement" means that certain Agreement, dated as of November 11, 1997 between the Company and Sony Music, a Group of Sony Music Entertainment, as in effect on the date hereof.

     "Dollars" or the sign "$" means the lawful money of the United States of America.

     "Event of Default" means each of the events set forth in Article VII.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Expenses" has the meaning described to such term in Section 9.3.

     "First Closing" has the meaning set forth in Section 1.5 hereof.

     "First Closing Date" has the meaning set forth in Section 1.3 hereof.

     "Financial Statements Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Senior Officers in their capacity as officers; provided, however, that every Financial Statements Certificate with respect to the compliance with a condition precedent to the purchase of the Notes hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Form 10-K" has the meaning set forth in Section 3.4 hereof.

     "Form 10-Q" has the meaning set forth in Section 3.4 hereof.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Closing

Date, except that, for purposes of Section 5.1, such term shall mean such principles in effect from time to time.

     "Governmental Entity" has the meaning described to such term in Section
3.8.

     "Guarantee" means the guarantees delivered to the Buyer by the Guarantor pursuant to Article X which are evidenced by notations of guarantee substantially in the form of Exhibit C hereto.

     "Guarantor" means Golden Books Family Entertainment, Inc., a Delaware corporation.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed.

     "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance and obligations under Interest Rate Agreements and Currency Agreements (which constitute

Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person.

     "Indemnity" has the meaning ascribed to such term in Section 10.2.

     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Company or the Guarantor as currently conducted.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

     "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

     "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, notion, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

     "License Agreement" means that certain Agreement, dated as of January 1, 1998, between the Company and Publishing, as in effect on the date hereof.

     "Lien" means any lien, mortgage, pledge, assignment security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

     "Losses" has the meaning ascribed to such term in Section 10.2.

     "Material Adverse Effect" means, with respect to any Person, (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Person, (ii) the material impairment of the ability of such Person or its respective Subsidiaries to perform its obligations hereunder or in the case of the Company, Publishing and the Guarantor, in any of the other Documents to which they are a party of (iii) in the case of the Company, Publishing and the Guarantor, the material impairment of the ability of the Buyer to enforce the obligations of the Company and the Guarantor under any of the Documents.

     "Note Closing Date" has the meaning set forth in Section 1.3 of this Agreement.

     "Notes" has the meaning set forth in the first recital of this Agreement.

     "Obligations" means all obligations of every nature of the Company Publishing and the Guarantor from time to time owed to the Buyer under the Notes, the Publishing Notes, this Agreement and Security Agreement, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

     "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company.

     "Payment Restriction" has the meaning ascribed to such term in Section 6.8.

     "Permitted Affiliate Transactions" has the meaning ascribed to such term in
Section 5.8.

     "Permitted Encumbrances" means (i) Liens granted by Publishing to secure the Senior Notes, the Racine Loan and the Working Capital Credit Facility, or granted by the Company and the Guarantor under the Security Agreement; (ii) in respect of Publishing, the Guarantor and Subsidiaries of the Guarantor (other than the Company) Liens existing on the Closing Date set forth on Schedule 5.2(i) hereto to the extent and in the manner such Liens are in effect on the Closing Date; (iii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 4.3; (iv) in respect of Publishing, the Guarantor and Subsidiaries of the Guarantor (other than the Company) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (v) Liens incurred or deposits made by Publishing in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) in case of Publishing, the Guarantor and Subsidiaries of the Guarantor (other than the Company), any attachment or judgment Lien not constituting an Event of Default or Potential Event of Default; (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Publishing, the Guarantor and their respective Subsidiaries; (viii) in the case of Publishing and its Subsidiaries, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Guarantor and its Subsidiaries, taken as a whole; (ix) in the case of Publishing and its Subsidiaries, any (a) interest or title of a lessor or sublessor (other than the Company, Publishing, the Guarantor or any of their respective Subsidiaries) under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (x) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which Publishing or any of its respective Subsidiaries is a lessee; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) in the case of Publishing and its Subsidiaries, any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xiii) in the case of Publishing and its Subsidiaries, Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Publishing and its respective Subsidiaries; (xiv) in the case of Publishing and its Subsidiaries, Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xv) in the case of Publishing and its Subsidiaries, Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; and
(xvi) in the case of Publishing and its Subsidiaries, Liens arising out of consignment or similar arrangements for the sale of goods entered into by Publishing or any of its respective Subsidiaries in the ordinary course of business in accordance with past practices. Notwithstanding anything in the foregoing to the contrary, the Company and Publishing shall not incur or permit to exist any Lien or other encumbrance with respect to the Distribution Agreement, License Agreement, or the Publishing Notes, other than pursuant to this Agreement and the Security Agreement.

     "Permitted Indebtedness" has the meaning ascribed to such term in Section 5.1.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, entities, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledged Shares" has the meaning ascribed to such term in the Security Agreement.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

     "Proceedings" has the meaning ascribed to said term in Section 4.1(ix).

     "Publishing" has the meaning ascribed to such term in the introduction to this Agreement.

     "Publishing Notes" has the meaning ascribed to such term in the second recital of this Agreement.

     "Qualified Capital Stock" means any Capital Stock of the Guarantor that is not Disqualified Capital Stock.

     "Racine Loan" means, collectively (a) a loan in the amount of $3,000,000 from the Wisconsin Department of Commerce to the Guarantor, pursuant to that certain Major Economic Development Fund Agreement, between the Wisconsin Department of Commerce and Golden Books Family Entertainment, Inc., dated June 23, 1998, as in effect on the date hereof, and (b) a loan in the amount of $994,000 from the Wisconsin Department of Commerce and the County of Racine to Publishing, pursuant to that certain Wisconsin Community Development Block Grant Agreement, between the Wisconsin Department of Commerce, Racine County, Golden Books Family Entertainment, Inc. and Golden Books Publishing Company, Inc., as in effect on the date hereof.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Restricted Payment" has the meaning ascribed to such term in Section 5.3.

     "SEC Reports" has the meaning ascribed to such term in Section 3.4.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Security Agreement" means the Pledge and Security Agreement, dated the First Closing Date, delivered by the Company and the Guarantor to the Buyer, substantially in the form of Exhibit E hereto.

     "Senior Notes" means the Company's 7.65% Senior Notes due 2002 issued under the Senior Note Indenture in the aggregate principal amount of $150,000,000.

     "Senior Notes Indenture" means the Indenture, dated September 15, 1992 between the Company and Marine Midland Bank, as Trustee, as amended and supplemented through the date hereof.

     "Senior Officers" means each of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Guarantor and the Company.

     "Subsequent Note Closing Date" has the meaning ascribed to such term in
Section 1.3.

     "Subsequent Note Closing Notice" means a notice substantially in the form of Exhibit B annexed hereto with respect to a proposed borrowing.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

     "TOPrS" means the 8 3/4% Convertible Trust Originated Preferred Securities due 2016 issued by Golden Books Financing Trust (the "Trust"), issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated August 20, 1996, as in effect on the date hereof. For purposes of this Agreement, references to the obligations of the Company and the Guarantor with respect to the TOPrS includes their obligations under the related Indenture, dated August 20, 1996, between the Company, the Guarantor and The Bank of New York, as in effect on the date hereof.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "wholly-owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof.

     "Working Capital Credit Facility" means the Loan and Security Agreement dated as of June 3, 1998 between the Company and NationsCredit Commercial Corporation, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as in effect on the date hereof.

     Section 11.2. Accounting Terms. For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     Section 11.3. Other Definitional Provisions; Anniversaries. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     IN WITNESS WHEREOF, each of the Buyer, the Company, Publishing and the Guarantor has caused this Agreement to be duly signed on its behalf all as of the date first written above.


                          GOLDEN PRESS HOLDING, L.L.C.

                          By: WARBURG, PINCUS VENTURES, L.P.
                              majority member


                          By: WARBURG, PINCUS & CO.,
                              general partner



                          By: /s/ Douglas M. Karp
                              ------------------------------------------
                              Name:  Douglas M. Karp
                              Title: Partner



                          GOLDEN BOOKS HOME VIDEO, INC.



                          By: /s/ Richard E. Snyder
                              ------------------------------------------
                                Name:   Richard E. Snyder
                                Title:  Chief Executive Officer


                          GOLDEN BOOKS PUBLISHING COMPANY, INC.


                          By: /s/ Richard E. Snyder
                              ------------------------------------------
                                Name:   Richard E. Snyder
                                Title:  Chief Executive Officer


                          GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                          By: /s/ Richard E. Snyder
                              ------------------------------------------
                                Name:  Richard E. Snyder
                                Title: Chief Executive Officer